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Exhibit 21.1

QAD Inc.
SUBSIDIARIES OF QAD INC.

Name	Place of Incorporation
Enterprise Engines, Inc.	California
QAD Asia Limited	Hong Kong
QAD Australia Pty Ltd.	Australia
QAD (Bermuda) Ltd.	Bermuda
QAD Bilgisayer Yazilim Ltd.	Turkey
QAD Brasil Limitada	Brazil
QAD Brazil Inc.	Delaware
QAD Canada ULC	Canada
QAD China Inc.	Delaware
QAD China Ltd.	China
QAD Europe B.V.	The Netherlands
QAD Europe GmbH	Germany
QAD Europe Ltd.	United Kingdom
QAD France eurl	France
QAD I&I Co., Ltd.	Thailand
QAD India Inc.	Delaware
QAD Ireland Limited	Ireland
QAD Italy S.p.A.	Italy
QAD Japan Inc.	Delaware
QAD Korea Inc.	Delaware
QAD Netherlands B.V.	The Netherlands
QAD Ortega Hill, LLC	Delaware
QAD Polska Sp. z o.o.	Poland
QAD Singapore Private Ltd.	Singapore
QAD Sistemas Integrados Casa de Software, S.A. de C.V.	Mexico
QAD Sistemas Integrados Servicios de Consultoria, S.A. de C.V.	Mexico
QAD Software South Africa (Pty) Ltd.	South Africa
QAD United Kingdom Ltd.	United Kingdom
QAD USVI Inc.	US Virgin Islands

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Exhibit 21.1 QAD Inc. SUBSIDIARIES OF QAD INC.